UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 17, 2009

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into A Material Definitive Agreement

On April 17, 2009, Florida Public Utilities Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chesapeake Utilities Corporation, a Delaware corporation (“Chesapeake”), and its wholly owned subsidiary, CPK Pelican, Inc., a Florida corporation (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and operating as a wholly owned subsidiary of Chesapeake. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, as amended.

Subject to the terms and conditions of the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of the Company’s common stock, par value $1.50 per share, will be converted into the right to receive 0.405 shares of Chesapeake’s common stock, par value $0.4867 per share. On April 16, 2009, the closing price of the Company’s common stock as reported by the NYSE Amex was $10.49 and the closing price of Chesapeake’s common stock as reported by the New York Stock Exchange was $30.78.

The Merger Agreement also provides that, prior to the effective time of the Merger, the Company will redeem all of its outstanding shares of preferred stock at the redemption price set forth in the terms of the preferred stock, together with all accrued and unpaid dividends.

The Company, Chesapeake and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. Each of the Company and Chesapeake have agreed, among other things, to conduct their business in the ordinary and usual course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. Other Company activities that are limited or restricted under the Merger Agreement include (i) acquisitions of assets or equity interests of third parties, including acquisitions by merger or consolidations with third parties; (ii) sales, leases, licenses, encumbrances or other dispositions of certain assets; (iii) making loans, advances or capital contributions to third parties; (iv) creating, incurring, assuming or suffering to exist indebtedness, debt securities, guarantees, loans or advances not in existence on the date of the Merger Agreement. The Company has also agreed not (1) to solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, to enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.

The Company has agreed to cause a stockholders meeting to be held to consider adoption of the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, the Company’s Board of Directors will recommend adoption by its shareholders of the Merger Agreement. The Company and Chesapeake have agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a mutually acceptable joint proxy statement/prospectus and Chesapeake has agreed to prepare and file with the SEC a registration statement on Form S-4 to register the shares that it will issue to the Company’s stockholders in connection with the Merger.

The Merger Agreement provides that at the effective time of the Merger, all of the members of the Company’s board of directors will resign and, upon or immediately following the effective time of the Merger, Chesapeake shall appoint to serve on its board of directors two members of the Company’s current board of directors, as designated by Chesapeake.

Our three executive officers, John T. English, Chairman, President and Chief Executive Officer; Charles L. Stein, Chief Operating Officer; and George M. Bachman, Chief Financial Officer, have entered into amended and restated employment agreements as contemplated by the Merger Agreement. These agreements will become effective upon consummation of the Merger and replace the executives’ existing employment agreements with the Company. Pursuant to Mr. English’s amended and restated agreement, at the effective time of the Merger, Mr. English will retire and receive a single lump sum cash payment of $780,000. To assist in the integration of the two companies, Chesapeake’s board of directors will retain Mr. English as a consultant upon the closing of the Merger for up to twenty-four months thereafter for a fee of $8,500 per month during which services are rendered.

Pursuant to their amended and restated employment agreements, Messrs. Stein and Bachman will continue as Chief Operating Officer and Chief Financial Officer, respectively, of the surviving corporation. They will be paid stay bonuses of $575,000 and $520,000, respectively, at the effective time of the Merger. The amended and restated employment agreements for Messrs. Stein and Bachman provide for annual compensation consistent with their current compensation at the Company, including base salary and bonus program provisions. Each of these agreements provides for a three-year term of employment commencing upon consummation of the Merger, with such term being extended for an additional three years (an “Extended Term”) in the event of a change in control of Chesapeake.

Under the amended and restated employment agreements, if Mr. Stein or Mr. Bachman terminates his employment with “good reason” during the employment term, then he will receive a lump sum payment equal to the sum of the base salary and incentive bonus that would otherwise be payable over the balance of the employment term, if any, and receive the same employment benefits for the balance of the employment term, to the extent permitted by applicable law. If Chesapeake terminates Mr. Stein or Mr. Bachman’s employment without “good cause” during an Extended Term, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary plus average short and long term bonuses received over the prior three years, and the present value of additional benefits that would have been paid under the Company’s retirement plans if he had continued employment through the Extended Term. The total amounts payable under the amended and restated employment agreements are subject to reduction as necessary to avoid triggering an "excess parachute payment" excise tax under the Internal Revenue Code.

The consummation of the Merger is subject to approval by the shareholders of the Company and of Chesapeake, regulatory approvals (including antitrust and utilities approvals), and the satisfaction or waiver of other customary conditions. The Merger Agreement contains certain termination rights for both the Company and Chesapeake, including the right of either party to terminate the Merger Agreement if the Merger is not completed by January 31, 2010 (or, if only antitrust and utilities approvals are outstanding, by March 31, 2010). Upon termination of the Merger Agreement under specified circumstances, including termination by the Company in order to enter into an alternative business transaction that constitutes a “Company Superior Proposal” (as defined in the Merger Agreement), the Company will be required to pay Chesapeake a termination fee of $3.4 million.

The Merger Agreement included as Exhibit 2.1 hereto is not intended to provide any factual information about the Company to investors or shareholders. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement (i) are subject to materiality standards contained in the Merger Agreement which may differ from what may be viewed as material by investors, (ii) in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts, and (iii) were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to Item 1.01, which is incorporated herein by reference.

Item 8.01.   Other Events

On April 20, 2009, the Company and Chesapeake issued a joint press release announcing their entry into the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

In connection with the proposed Merger, Chesapeake’s registration statement on Form S-4, which will include a joint proxy statement of the Company and Chesapeake and a prospectus, as well as other materials, will be filed with the SEC. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CHESAPEAKE, AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about the Company and Chesapeake at http://www.sec.gov, the SEC’s Web site. Free copies of the Company’s SEC filings are also available on Florida Public Utilities’ Web site at www.fpuc.com/about_us/invest.asp and free copies of Chesapeake’s SEC filings are also available on Chesapeake’s Web site at investor.shareholder.com/CPK/sec.cfm.

Participants in the Solicitation

The Company and Chesapeake and their respective directors, executive officers, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on April 6, 2009 and Form 10-K filed with the SEC on March 20, 2009. Information about the directors and executive officers of

Chesapeake is set forth in the proxy statement for Chesapeake’s 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on March 27, 2009 and Form 10-K filed with the SEC on March 9, 2009. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the registration statement, joint proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described previously.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Public Utilities Company
(Registrant)

Date: April 20, 2009	By:	/s/ George M. Bachman
	Name:	George M. Bachman
	Title:	CFO, Treasurer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement dated April 17, 2009 by and among the Company, Chesapeake Utilities Corporation and CPK Pelican, Inc.*

99.1	Joint press release dated April 20, 2009

* Contents of the parties’ disclosure schedules pursuant to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of the disclosure schedules to the SEC, upon request.